EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

Amyris, Inc.

Emeryville, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169715, 333-172514, 333-180006, 333-187598, 333-188711, 333-195259, 333-203213, 333-210569, 333-217345, 333-224316 and 333-225848) of Amyris, Inc. of our report dated October 1, 2019, relating to the consolidated financial statements which appears in this Form 10-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California

October 4, 2019